Exhibit 10.1

EXECUTION VERSION

ESCROW AGREEMENT

ESCROW AGREEMENT, dated as of January 28, 2013 (the “Agreement”), by and among GenCorp Inc., an Ohio corporation (the “Company”), U.S. Bank National Association, as trustee (the “Trustee”), U.S. Bank National Association, as escrow agent (the “Escrow Agent”) and U.S. Bank National Association, as bank and securities intermediary (the “Intermediary”).

This Agreement is being entered into in connection with (i) the Stock and Asset Purchase Agreement, dated as of July 22, 2012, by and between the Company and United Technologies Corporation (as amended, the “Acquisition Agreement”), (ii) the Purchase Agreement (the “Purchase Agreement”), dated January 18, 2013, by and among the Company, the guarantors party thereto and Morgan Stanley & Co. LLC, Citigroup Global Markets Inc. and Well Fargo Securities, LLC, as the representatives (the “Representatives”) of the several initial purchasers named therein (collectively, the “Initial Purchasers”), and (iii) the Indenture, dated as of the date hereof (as amended or supplemented from time to time, the “Indenture”), by and among the Company, the guarantors party thereto and the Trustee governing the Company’s 7.125% Second-Priority Senior Secured Notes due 2021 (the “Notes”).

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each of the parties hereto, the parties hereto, intending to be legally bound, do hereby agree as follows:

Section 1.          Definitions.  Capitalized terms, used but not defined herein, shall have the respective meanings specified in the Indenture.

Section 2.          Appointment and Jurisdiction of Escrow Agent.

(a)           The Company and the Trustee hereby appoint U.S. Bank National Association as the escrow agent hereunder in accordance with the terms and conditions set forth herein, and U.S. Bank National Association hereby accepts such appointment.

(b)           The Company, the Intermediary, the Trustee and the Escrow Agent hereby agree that the “securities intermediary’s jurisdiction” of the Intermediary is the State of New York for purposes of the New York UCC (as defined below), including Section 8-110 thereof.

(c)           The Company, the Trustee, the Intermediary and the Escrow Agent hereby agree that the “bank’s jurisdiction” of the Escrow Agent is the State of New York for purposes of the New York UCC, including Section 9-304 thereof.

Section 3.          The Escrowed Property.

(a)           On the date hereof (the “Closing Date”), pursuant to Section 4.25 of the Indenture, the Company is obligated to deposit with the Escrow Agent (x) $449,144,584.68 in cash, representing the net proceeds (after deducting the underwriting discount and certain fees and expenses) from the offering of the Notes (the “Proceeds”) and (y) cash in the amount of $14,132,915.32 (collectively, the “Initial Deposit”), representing, when taken together with the amount of the Proceeds, an amount sufficient (as reasonably determined by the Company taking into account investment income therefrom and proceeds thereof) to fund a Special Mandatory Redemption of the Notes on February 28, 2013, if a Special Mandatory Redemption were to occur on such date, plus an amount equal to three days of interest, and the Escrow Agent acknowledges receipt of the Proceeds and the Initial Deposit.

(b)           If, at any time on or prior to 2:00 p.m. (New York City time) on the third Business Day prior to July 21, 2013 (the “Initial Outside Date”), the Company delivers a notice (an “Extension Election”) substantially in the form of Exhibit A to the Trustee and the Escrow Agent to extend the Initial Outside Date to a date that is thirty (30) calendar days following the Initial Outside Date (the “Extended Outside Date”), and concurrently with such notice the Company deposits an amount in cash (an “Extension Deposit”) sufficient, when taken together with the amount of other Escrowed Property (as hereinafter defined) as of such date, to fund a Special Mandatory Redemption of the Notes on the Extended Outside Date, if a Special Mandatory Redemption were to occur on such date.  The Extension Election shall be executed by an Authorized Person and shall certify that (i) the outside date under the Acquisition Agreement has been extended to the Extended Outside Date and (ii) there is no Default or Event of Default under the Indenture, each as defined therein.  In the event the Company delivers an Extension Election, the Company agrees to issue a customary press release on or prior to the third Business Day prior to the Initial Outside Date publicly announcing that an Extension Election has been provided, which notice shall also specify the Extended Outside Date.

(c)           The Company shall, in each case unless the Escrow Release Date (as defined below) has occurred, deposit, or shall cause to be deposited, with the Escrow Agent on the date that is five Business Days prior to the last day of each month, beginning with February 28, 2013 and ending with June 30, 2013, an amount of cash equal to one month of interest accrued on the Notes (or with respect to the deposit five Business Days prior to June 30, 2013, equal to interest from July 1, 2013 to July 21, 2013) (in each case, as calculated in accordance with the terms of the Indenture) (each such amount is referred to herein as an “Additional Amount”). The Escrow Agent shall not be responsible for calculating the amounts required to be deposited as Additional Amounts, which calculations shall be the responsibility of the Company.

(d)           The deposits made pursuant to subsections (a), (b) and (c) above, together with income therefrom and proceeds thereof, are collectively referred to herein as the “Escrowed Property.”  The latest of the Initial Outside Date or the Extended Outside Date, as applicable, shall be referred to herein as the “Escrow End Date”.

The Escrow Agent shall have no duty to solicit the Escrowed Property.  The Company certifies that the Escrowed Property shall comply with the applicable provisions of the Indenture, and shall notify the Escrow Agent in writing at least one Business Day prior to the date of deposit of any Additional Amounts to the Escrow Accounts subsequent to the date of this Agreement.  The Escrow Agent shall have no liability for any Escrowed Property, or for interest thereon, that remains unclaimed and/or is returned if such written notification is not given subsequent to the date of this Agreement.

(e)           (i)  Subject to and in accordance with the provisions hereof, the Escrow Agent and the Intermediary agree to hold the Escrowed Property in either (A) a “securities account” (as defined in Section 8-501 of the Uniform Commercial Code in effect in the State of New York on the date hereof (the “New York UCC”) established with the Intermediary or (B) a “deposit account” (as defined in Section 9-102(a)(29) of the New York UCC) established with the Escrow Agent.  Escrowed Property shall be held in the following account: GenCorp Inc. 7.125% Notes due 2021 Escrow Account No. 202475000 (together with any successor account(s) or sub-account(s), the “Escrow Accounts”); and wire instructions are as follows:

Wire Instructions:
U.S. Bank National Association
XXXXXXXXXXXX

The Escrow Agent and the Intermediary agree that all securities included in the Escrowed Property will be held in one or more Escrow Accounts which are “securities accounts” (as defined in Section 8-501 of the New York UCC) established with the Intermediary and all cash included in the Escrowed Property will be held in one or more Escrow Accounts which are deposit accounts (as defined in Section 9-102(a)(29) of the New York UCC) established with the Escrow Agent.

The Escrow Accounts will be established with the Escrow Agent or the Intermediary as provided above.  The Escrow Agent and the Intermediary shall administer the Escrow Accounts in accordance with the provisions of this Agreement, including, without limitation, holding in escrow, investing and reinvesting and releasing or distributing the Escrowed Property.

                (ii)As security for the due and punctual payment of the Special Mandatory Redemption Price of the Notes and the prompt and complete payment and performance by the Company of the Special Mandatory Redemption, the Company hereby pledges, assigns and grants to the Trustee, for the benefit of the Trustee and the Holders of the Notes to secure the payment of the Special Mandatory Redemption Price, a security interest in all of its right, title and interest in, whether now owned by or owing to, or hereafter acquired by or arising in favor of the Company, in the Escrow Accounts, the Escrowed Property credited thereto, and all “financial assets” (as defined in Section 8-102(a)(9) of the New York UCC) credited thereto, “investment property” (as defined Article 9 of the New York UCC) credited thereto and proceeds of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any “general intangibles” (as defined in Article 9 of the New York UCC) at any time evidencing or relating to any of the foregoing (collectively, the “Collateral”), to secure the due and punctual payment of the Special Mandatory Redemption Price of the Notes and the prompt and complete payment and performance by the Company of the Special Mandatory Redemption.  The security interest of the Trustee granted pursuant hereto shall at all times be valid, perfected and enforceable as a first priority security interest.  The Company agrees to take all steps reasonably necessary to maintain the security interest created by this Agreement as a perfected first-priority security interest as reasonably requested by the Trustee or the Initial Purchasers.  Without limiting the foregoing, the Company agrees to take all steps reasonably requested by the Trustee in connection with the perfection of the Trustee’s security interest in the Collateral pursuant to this Agreement and, without limiting the generality of the foregoing, the Company hereby authorizes the Trustee and the Initial Purchasers on behalf of the Trustee to file one or more UCC financing statements that reasonably describe the collateral in such jurisdictions and filing offices and containing such description of collateral as the Trustee, or the Initial Purchasers on behalf of the Trustee, may determine is reasonably necessary in order to perfect the security interest granted herein.  Any rights that the Trustee may have under this Agreement shall not imply any obligations under this Agreement. The Company represents and warrants that as of the date hereof it is duly formed and validly existing as a corporation under the laws of the State of Ohio and is not organized under the laws of any other jurisdiction, and the Company hereby agrees that, prior to the termination of this Agreement, it will not change its name, jurisdiction of organization, organizational identification number, if any, or chief executive office  without giving the Trustee and the Initial Purchasers not less than 5 days’ prior written notice thereof.

                (iii)The Escrow Agent and the Intermediary hereby agree that prior to release from the Escrow Accounts all Escrowed Property shall either be held as U.S. dollars (which shall be deposited in interest-bearing or non-interest-bearing accounts at the Escrow Agent) or invested in Eligible Escrow Investments (as defined below) specified in writing to the Escrow Agent by an Authorized Person (as defined below) of the Company, and in each case, shall be credited to the Escrow Accounts.  The Company, the Escrow Agent and the Intermediary hereby agree that the Eligible Escrow Investments and any investment property, financial asset, security, instrument or cash or cash balances (irrespective of the currency in which such cash or cash balances are denominated) credited to the Escrow Accounts shall be treated as a “financial asset” within the meaning of Section 8-102(a)(9) of the New York UCC.  For purposes of this Agreement, “Eligible Escrow Investments” means (i) U.S. Government Obligations maturing no later than the Business Day preceding the Escrow End Date and (ii) securities representing an interest or interests in money market funds registered under the Investment Company Act of 1940 whose shares are registered under the Securities Act as investing exclusively in direct obligations of the United States.  For purposes of this Agreement, “U.S. Government Obligations” means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.  The Escrow Agent and Intermediary agree to comply with (A) any instructions originated by the Trustee directing disposition of funds held in any Escrow Account and (B) any entitlement order (as such term is defined in Section 8-102(a)(8) of the New York UCC)  originated by the Trustee with respect to any financial asset credited to any Escrow Account, in each case, without further consent by the Company or any other person.  The Trustee hereby agrees with the Company that the Trustee shall not give any entitlement orders or instructions, as applicable, unless the conditions in the Indenture requiring that the Company effect a Special Mandatory Redemption of the Notes shall have occurred or as otherwise permitted pursuant to Section 5 hereof.

                (iv)Upon the release of any Escrowed Property pursuant to Section 5 hereof, the security interest of the Trustee for the benefit of the Holders of the Notes shall automatically terminate without any further action and the Escrowed Property shall be delivered to the recipient free and clear of any and all liens, claims or encumbrances of any Person, including, without limitation, the Escrow Agent, the Trustee, the Intermediary and the Holders of the Notes.

Section 4.          Investment of the Escrowed Property; Income Tax Reporting.

(a)           During the term of this Agreement, the Escrow Agent shall, at the written direction of one of the authorized representatives of the Company identified on Schedule I hereto, as such Schedule I may be amended from time to time as provided in Section 9(g) hereof (each, an “Authorized Person”), deliver such written directions to the Escrow Agent and the Intermediary to invest and reinvest all or any part of the Escrowed Property in Eligible Escrow Investments or to deposit all or any part of the Escrowed Property in one or more interest-bearing or non-interest bearing accounts with the Escrow Agent, and the Escrow Agent and the Intermediary shall invest and deposit the Escrowed Property in accordance with such instructions.  In the absence of written instructions from an Authorized Person as to investment of the Escrowed Property, the Escrowed Property shall be held in cash in an account or accounts at the Escrow Agent.  Anything herein to the contrary notwithstanding, the parties hereto agree that all of the Escrowed Property, other than any Escrowed Property that may be invested in Eligible Escrow Investments, shall be held in one or more interest-bearing or non-interest-bearing accounts at the Escrow Agent.

(b)           The Escrow Agent shall have no obligation to invest or reinvest the Escrowed Property if deposited with the Escrow Agent after 11:00 a.m. local time in the City of New York on such day of deposit until the next Business Day.  For purposes of this Section 4, instructions received after 11:00 a.m. local time in the City of New York may be treated by the Escrow Agent as if received on the following Business Day.  The Escrow Agent shall have no responsibility for any investment losses resulting from the investment, reinvestment or liquidation of the Escrowed Property.  Any interest or other income received on such investment and reinvestment of the Escrowed Property shall become part of the Escrowed Property and any losses incurred on such investment and reinvestment of the Escrowed Property shall be debited against the Escrowed Property.  If a selection is not made and a written direction not given to the Escrow Agent, the Escrowed Property deposited in cash shall remain uninvested with no liability for interest thereon.  It is agreed and understood that the entity serving as Escrow Agent may earn fees associated with the investments outlined above in accordance with the terms of such investments.  Notwithstanding the foregoing, the Escrow Agent shall have the power to sell or liquidate the foregoing investments whenever the Escrow Agent shall be required to release all or any portion of the Escrowed Property pursuant to Section 5 hereof, but only if such release is required in order to effect a Special Mandatory Redemption of the Notes.  In no event shall the Escrow Agent be deemed an investment manager or adviser in respect of any selection of investments hereunder.  It is understood and agreed that the Escrow Agent or its affiliates are permitted to receive additional compensation that could be deemed to be in the Escrow Agent’s economic self-interest for (A) serving as investment adviser, administrator, shareholder servicing agent or custodian with respect to certain of the investments, (B) using affiliates to effect transactions in certain investments and (C) effecting transactions in investments.

(c)           (i)  The parties agree that, for tax reporting purposes, all interest and other income from investment of the Escrowed Property shall, as of the end of each calendar year and to the extent required by the Internal Revenue Service, be reported as having been earned by the Company, whether or not such income was disbursed during such calendar year.  It is understood that the Escrow Agent shall be responsible for income reporting only with respect to any interest and other income which may be earned on investments or funds which are a part of the Escrowed Property and is not responsible for any other reporting.

                (ii)On or prior to the date hereof, the Company shall provide the Escrow Agent with certified tax identification numbers by furnishing appropriate forms W-9 or W-8 and such other forms and documents that the Escrow Agent may request.  The parties understand that if such tax reporting documentation is not provided and certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, to withhold a portion of any interest or other income earned on the investment of the Escrowed Property.

                (iii)To the extent that the Escrow Agent becomes liable for the payment of any taxes in respect of income derived from the investment of the Escrowed Property, the Escrow Agent shall satisfy such liability to the extent possible from the Escrowed Property.  The Company shall indemnify, defend and hold the Escrow Agent harmless from and against any tax, late payment, interest, penalty or other cost or expense that may be assessed against the Escrow Agent on or with respect to the Escrowed Property and the investment thereof unless such tax, late payment, interest, penalty or other expense was directly caused by the negligence, bad faith or willful misconduct of the Escrow Agent.  The indemnification provided by this Section 4(b)(iii) is in addition to the indemnification provided in Section 8(a) and shall survive the resignation or removal of the Escrow Agent and the termination of this Agreement.

Section 5.          Distribution of Escrowed Property.  The Escrow Agent and the Intermediary are directed to distribute the Escrowed Property in the following manner:

(a)           if at any time on or prior to the Escrow End Date, the Escrow Agent receives an officer’s certificate no later than 3:00 p.m. (New York City time) from the Company substantially in the form of Exhibit B, and dated the date of delivery thereof, executed by an Authorized Person and certifying to the Escrow Agent as to the matters set forth therein (an “Officer’s Certificate”) (the date of delivery of such Officer’s Certificate to the Escrow Agent is hereinafter called the “Escrow Release Date”), and a written notice substantially in the form of Exhibit C, executed by an Authorized Person of the Company (a “Release Notice”), the Escrow Agent and the Intermediary shall, not later than 11:00 a.m. (New York City time) on the Business Day next succeeding the Escrow Release Date, release and deliver the Escrowed Property (by wire transfer of immediately available funds in the case of cash) as directed and in the manner set forth in the Release Notice from the Company;

(b)           if (A) the Escrow Agent shall not have received pursuant to subsection (a) of this Section 5 an Officer’s Certificate from the Company substantially in the form of Exhibit B hereto on or prior to the Escrow End Date, (B) the Company shall have notified the Escrow Agent in writing pursuant to a Release Notice that the Company will not pursue the consummation of the Acquisition or (C) the Company fails to timely deposit (or cause to be timely deposited) any Additional Amounts required under Section 3(b) hereof (provided that any deposit of an Additional Amount shall be considered timely if made within three Business Days of the applicable deposit date as provided in Section 3(b) hereof) (each of the events described in the foregoing clauses (A), (B) and (C) of this subsection, a “Special Mandatory Redemption Event”), the Escrow Agent and the Intermediary shall, without the requirement of notice to or action by the Company, the Trustee or any other Person, release and deliver (by wire transfer of immediately available funds or via internal transfer) the Escrowed Property to the Trustee pursuant to the wire and delivery instructions provided on Schedule II hereto, as such Schedule II may be amended by the Trustee from time to time in accordance with the provisions of Section 9(g) hereof, not later than 11:00 a.m. (New York City time) on the third Business Day succeeding (x) the Escrow End Date (in the case of clause (A) of this subsection), (y) the date of such Release Notice (in the case of clause (B) of this subsection) (the date of such release, the “Escrow Termination Date”) or (z) the date the Additional Amounts were required to be deposited under Section 3(b) hereof (in the case of Clause (C) of this subsection) and the Trustee agrees to apply, or cause a Paying Agent to apply, such funds to redeem all of the Notes at the Special Mandatory Redemption Price on the Special Mandatory Redemption Date in accordance with the provisions of the Indenture and the Notes.  None of the Escrow Agent, Trustee, Paying Agent or Intermediary shall be responsible for calculating amounts to be disbursed hereunder, and each shall be entitled to rely on written instructions from the Company delivered in accordance with this Agreement, which instructions shall include wiring instructions, if not provided for herein or in certificates delivered pursuant to this Agreement;

(c)           following the release of the Escrowed Property in connection with a Special Mandatory Redemption Event, the Trustee will transfer to the Company, by wire transfer of immediately available funds prior to 2:00 p.m. (New York City time) on the Special Mandatory Redemption Date, any Escrow Proceeds in excess of the amount necessary to effect the Special Mandatory Redemption;

(d)           if (x) the Company has not delivered a Release Notice pursuant to Section 5(a) hereof or (y) a Special Mandatory Redemption Event has not occurred, in each case, prior to 5:00 p.m. (New York City time) on March 14, 2013, the Escrow Agent shall by no later than 10:00 a.m. (New York City time) on March 15, 2013, without any action of the Company, transfer to the Trustee, in immediately available funds, Escrowed Property in an amount in cash equal to $4,278,958.33 (representing the interest payment due on Notes on such date) pursuant to the wire and delivery instructions (or via internal transfer) provided on Schedule II hereto; and

(e)           the Company agrees that any time it delivers an Officer’s Certificate or Release Notice to the Escrow Agent and Intermediary under this Section 5, it shall simultaneously deliver a copy of such Officer’s Certificate or Release Notice to the Trustee.

Section 6.          Termination.  This Agreement shall terminate upon the distribution of all Escrowed Property from the Escrow Accounts established hereunder.  The provisions of Sections 4(b), 7, 8(a), 8(b), 8(d), 8(g), 8(h) and 9 hereof shall survive the termination of this Agreement and the earlier resignation or removal of the Escrow Agent.

Section 7.          Duties of the Escrow Agent.

(a)           Scope of Responsibility.  Notwithstanding any provision to the contrary, the Escrow Agent is obligated only to perform the duties specifically set forth in this Agreement, which shall be deemed purely ministerial in nature.  Under no circumstances will the Escrow Agent be deemed to be a fiduciary to any party hereto or any other person under this Agreement.  The Escrow Agent will not be responsible or liable for the failure of any party hereto to perform in accordance with this Agreement.  The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument, or document other than this Agreement, whether or not an original or a copy of such agreement has been provided to the Escrow Agent; and the Escrow Agent shall have no duty to know or inquire as to the performance or nonperformance of any provision of any such agreement, instrument, or document.  References in this Agreement to any other agreement, instrument, or document are for the convenience of the parties hereto, and the Escrow Agent has no duties or obligations with respect thereto.  This Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of the Escrow Agent shall be inferred or implied from the terms of this Agreement or any other agreement.

(b)           Attorneys and Agents.  The Escrow Agent shall be entitled to rely on and shall not be liable for any action taken or omitted to be taken in good faith by the Escrow Agent in accordance with the advice of counsel retained or consulted by the Escrow Agent.  The Escrow Agent shall be reimbursed as set forth in Section 8(d) for any and all reasonable fees and documented out-of-pocket costs paid and/or reimbursed to such counsel.  Except as otherwise expressly provided herein, the Escrow Agent may perform any and all of its duties through its agents, representatives, attorneys and/or nominees, it being understood that the Escrowed Property shall be held in custody and accounts with the Escrow Agent and not in custody or accounts of any other custodian or subcustodian.

(c)           Reliance.  The Escrow Agent shall not be liable for any action taken or not taken by it in good faith in accordance with the direction or consent of the parties hereto or their respective agents, representatives, successors, or assigns.  The Escrow Agent shall not be liable for acting or refraining from acting upon any notice, request, consent, direction, requisition, certificate, order, affidavit, letter, or other paper or document reasonably believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, without further inquiry into the person’s or persons’ authority.

(d)           Right Not Duty Undertaken.  The permissive rights of the Escrow Agent to do things enumerated in this Agreement shall not be construed as duties.

(e)           No Financial Obligation.  No provision of this Agreement shall require the Escrow Agent to risk or advance its own funds or otherwise incur any financial liability or potential financial liability in the performance of its duties or the exercise of its rights under this Agreement.

(f)           Reporting.  The Escrow Agent shall provide the Company with monthly statements identifying transactions, transfers and holdings in the Escrow Accounts and shall provide the Company or the Trustee, as the case may be, with information as to amounts and securities held in the Escrow Accounts from time to time as the Company or the Trustee, as the case may be, may reasonably request.

Section 8.          Provisions Concerning the Escrow Agent.

(a)           Indemnification.  The Company shall indemnify, defend and hold harmless the Escrow Agent from and against any and all loss, liability, cost, damage and expense, including, without limitation, reasonable fees and documented out-of-pocket costs of legal counsel, which the Escrow Agent may suffer or incur by reason of any action, claim or proceeding brought against the Escrow Agent, arising out of or relating in any way to this Agreement or any transaction to which this Agreement relates, unless such loss, liability, cost, damage or expense shall have been caused by the gross negligence, bad faith or willful misconduct of the Escrow Agent.  The provisions of this Section 8(a) shall survive the resignation or removal of the Escrow Agent and the termination of this Agreement.  The Escrow Agent shall notify the Company promptly of any claim against the Escrow Agent of which the Escrow Agent has received notice for which it may seek indemnity.  The Company may, subject to the approval of the Escrow Agent (which approval shall not be unreasonably withheld), defend the claim and the Escrow Agent shall cooperate in the defense.  The Escrow Agent may have one firm of separate legal counsel (plus, with the prior written consent of the Company (not to be unreasonably withheld) and upon the reasonable request by the Escrow Agent to the Company, a second firm of separate legal counsel) at any one time and the Company shall pay the reasonable fees and documented out-of-pocket expenses of such counsel; provided, however, that the Company will not be required to pay such fees and expenses if, subject to the approval of the Escrow Agent (which approval shall not be unreasonably withheld), it assumes the Escrow Agent’s defense and there is no conflict of interest between the Company, on the one hand, and the Escrow Agent, on the other hand, in connection with such defense as reasonably determined by the Escrow Agent.  The Company need not pay or indemnify for any settlement made without its written consent (which consent shall not be unreasonably withheld).  The Company need not reimburse any expense or indemnify against any loss, liability, cost, damage, claim or expense to the extent caused by any gross negligence, bad faith or willful misconduct of the Escrow Agent, any predecessor Escrow Agent, or any of their respective employees, affiliates, officers, stockholders or directors.

(b)           Limitation of Liability.  The Escrow Agent shall not be liable, directly or indirectly, for any (A) damages, losses or expenses arising out of the services provided hereunder, other than damages, losses or expenses which have directly resulted from the Escrow Agent’s gross negligence, bad faith or willful misconduct, or (B) special, indirect or consequential damages or losses of any kind whatsoever (including without limitation lost profits), even if the Escrow Agent has been advised of the possibility of such losses or damages and regardless of the form of action.

(c)           Resignation or Removal.  The Escrow Agent may resign by furnishing written notice of its resignation to the Company and the Trustee, and the Company and the Trustee may remove the Escrow Agent by furnishing to the Escrow Agent a joint written notice of its removal along with payment of all fees and expenses to which it is entitled through the date of termination.  Within 30 days after giving the notice of removal to the Escrow Agent or receiving the notice of resignation from the Escrow Agent, in each case pursuant to this Section 8(c), the Company shall appoint a successor Escrow Agent.  If a successor Escrow Agent has not accepted such appointment by the end of such 30 day period, the Escrow Agent may, in its sole discretion, apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent or for other appropriate relief.  The costs and expenses (including reasonable fees and documented out-of-pocket costs of legal counsel) incurred by the Escrow Agent in connection with such proceeding shall be paid by the Company.  Such resignation or removal, as the case may be, shall be effective upon the appointment of and acceptance by a successor, and the Escrow Agent’s sole responsibility thereafter shall be to safely keep the Escrowed Property and to deliver the same to a successor escrow agent as shall be appointed by the Company, as evidenced by a written notice filed with the Escrow Agent or in accordance with a court order.

(d)           Compensation.  The Escrow Agent shall be entitled to compensation for its services as the Company and the Escrow Agent shall from time to time agree in writing, which compensation shall be paid by the Company.  The fee agreed upon for the services rendered hereunder is intended as full compensation for the Escrow Agent’s services as contemplated by this Agreement; provided, however, that, if the Escrow Agent renders any services not contemplated by this Agreement or because there is any material modification hereof, or any material controversy arises hereunder, or the Escrow Agent is made a party to any litigation pertaining to this Agreement or the subject matter hereof (excluding any litigation referred to in Section 8(e) hereof or otherwise expressly referred to in any other provision of this Agreement), then the Escrow Agreement shall be entitled to reasonable compensation by the Company for such extraordinary services rendered by the Escrow Agent as a result of such controversy, litigation or event and reimbursed for all reasonable fees and documented out-of-pocket expenses of legal counsel (or, in the case of any such litigation, reimbursed for all reasonable fees and documented out-of-pocket expenses of one separate firm of legal counsel (plus, with the prior written consent of the Company (not to be unreasonably withheld) and upon reasonable request by the Escrow Agent to the Company, a second firm of legal counsel)) resulting from such controversy, litigation or event.

(e)           Disagreements.  If any conflict, disagreement or dispute arises between, among, or involving any of the parties hereto concerning the meaning or validity of any provision hereunder or concerning any other matter relating to this Agreement, or legal counsel to the Escrow Agent has advised the Escrow Agent that there is reasonable doubt as to the action to be taken hereunder, the Escrow Agent may, at its option, retain the Escrowed Property until the Escrow Agent (A) receives a final non-appealable order of a court of competent jurisdiction or a final non-appealable arbitration decision directing delivery of the Escrowed Property, in which event the Escrow Agent shall be authorized to disburse the Escrowed Property in accordance with such final court order or arbitration decision, (B) receives a written agreement executed by the Company and the Trustee, in which event the Escrow Agent shall be authorized to disburse the Escrowed Property in accordance the written instructions of the Company and the Trustee, or (C) files an interpleader action in any court of competent jurisdiction (provided that, anything herein to the contrary notwithstanding, the Escrow Agent shall continue to hold the Escrowed Proceeds in accordance with this Agreement during the pendency of such interpleader action and any appeals thereof) and shall be entitled to reimbursement of reasonable fees and documented out-of-pocket expenses of one separate firm of legal counsel (plus, with the prior written consent of the Company (not to be unreasonably withheld) and upon reasonable request by the Escrow Agent to the Company, a second firm of separate legal counsel) incurred in commencing and maintaining any such interpleader action; provided that notwithstanding the foregoing, the Escrow Agent shall release the Escrowed Property in accordance with Section 3(d)(ii) and Section 5 hereof and shall not initiate any interpleader or other action that would impair or delay such release.  Subject to the proviso to the immediately preceding sentence, the Escrow Agent shall be entitled to act on any such agreement, court order, or arbitration decision without further question, inquiry, or consent.

(f)           Merger or Consolidation.  Any corporation, association or other entity into which the Escrow Agent or the Intermediary may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets, or any corporation, association or other entity resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent or the Intermediary is a party, shall be and become the successor Escrow Agent or Intermediary, as the case may be, under this Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

(g)           Attachment of Escrowed Property; Compliance with Legal Orders.  In the event that any Escrowed Property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Escrowed Property, the Escrow Agent shall promptly notify the Company and the Trustee, and the Company may defend against, appeal or contest such order, judgment or decree and the Escrow Agent shall cooperate in such defense, appeal or contest; provided that nothing herein shall prevent the Escrow Agent from complying with all writs, orders or decrees which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, unless such writ, order or decree is being contested or appealed by appropriate proceedings.  In the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the parties or to any other person, firm or corporation, should, by reason of such compliance notwithstanding, such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

(h)           Force Majeure.  The Escrow Agent shall not be responsible or liable for any failure or delay in the performance of its obligation under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including acts of God, earthquakes, fire, flood, wars, acts of terrorism, civil or military disturbances, sabotage, epidemic, riots, interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications services, accidents, labor disputes, acts of civil or military authority or governmental action; it being understood that the Escrow Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.

Section 9.          Miscellaneous.

(a)           This Agreement embodies the entire agreement and understanding among the parties relating to the subject matter hereof.

(b)           This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to the principles of conflict of laws (other than Section 5-1401 of the General Obligations Law).

(c)           To the fullest extent permitted by applicable law, each of the parties hereto hereby irrevocably consents to the jurisdiction of the courts of the State of New York located in the Borough of Manhattan in such State and of any Federal Court located in the Borough of Manhattan in such State in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives any claim of forum non conveniens and any objections as to laying of venue.  To the fullest extent permitted by applicable law, each party further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to such person at such person’s address for purposes of notices hereunder.

(d)           All notices, requests, demands, and other communications required under this Agreement shall be in writing, in English, and shall be deemed to have been duly given if delivered (A) personally, (B) by facsimile transmission with written confirmation of receipt, (C) by overnight delivery with a reputable national overnight delivery service, (D) by mail or by certified mail, return receipt requested, and postage prepaid or (E) by e-mail when transmitted without notice of a failed delivery.  If any notice is mailed, it shall be deemed given five Business Days after the date such notice is deposited in the United States mail.  If notice is given to a party, it shall be given at the address, facsimile number or email address for such party specified below.  It shall be the responsibility of the parties to notify the Escrow Agent and the other party in writing of any name or address, facsimile number or email address changes.  In the case of communications delivered to the Escrow Agent, such communications shall be deemed to have been given on the date received by the Escrow Agent.

If to the Company:

GenCorp Inc.
P.O. Box 537012
Sacramento, California 95853
Attention: Kathy Redd
Facsimile: (916) 351-8608
E-mail: kathy.redd@aerojet.com

If to the Escrow Agent, Trustee or Securities Intermediary:

U.S. Bank National Association
One California Street, Suite 1000
San Francisco, California 94111
Attention: Andrew Fung
Facsimile: (415) 677-3769
E-mail: andrew.fung@usbank.com

Notwithstanding the foregoing, any notice given to the Trustee hereunder shall also be deemed to have been given if sent in the manner provided in the Indenture.

(e)           The headings of the Sections of this Agreement have been inserted for convenience and shall not modify, define, limit or expand the express provisions of this Agreement.

(f)           This Agreement and the rights and obligations hereunder of parties hereto may not be assigned except with the prior written consent of the other parties hereto.  Any such assignment made without such consent shall be null and void for all purposes.  This Agreement shall be binding upon and inure to the benefit of each party’s respective successors and permitted assigns.  Except as expressly provided herein, no Person other than the parties hereto and the Holders of the Notes shall acquire or have any rights under or by virtue of this Agreement.  This Agreement is intended to be for the sole benefit of the parties hereto, and (subject to the provisions of this Section 9(f)) their respective successors and permitted assigns, and none of the provisions of this Agreement are intended to be, nor shall they be construed to be, for the benefit of any third person other than the Holders of the Notes.

(g)           This Agreement may not be amended, supplemented or otherwise modified without the prior written consent of the parties hereto.  Notwithstanding the foregoing, Schedule I and Schedule II hereto may be amended from time to time by written notice from the Company and the Trustee, respectively, to the other parties hereto and as so amended from time to time shall be deemed part of this Agreement and to have replaced and superseded Schedule I or Schedule II, as the case may be, as previously in effect.

(h)           The Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other document or instrument held by or delivered to it.

(i)           This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

(j)           To the fullest extent permitted by applicable law, each right and remedy conferred upon the parties hereto shall be cumulative, and the exercise or waiver of any such right or remedy shall not preclude or inhibit the exercise of any additional rights or remedies.  To the fullest extent permitted by applicable law, the waiver of any right or remedy hereunder shall not preclude the subsequent exercise of such right or remedy.

(k)           The Company hereby represents and warrants (A) that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation and (B) that the execution, delivery and performance of this Agreement by the Company does not and will not violate any material law or regulation binding on the Company.

(l)           To the fullest extent permitted by applicable law, the invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision and if any provision is held to be unenforceable as a matter of law, the other provisions shall not be affected thereby and shall remain in full force and effect.

(m)           For purposes of sending and receiving instructions or directions from the Company hereunder, all such instructions or directions shall be, and the Escrow Agent may conclusively rely upon such instructions or directions, given by an Authorized Person of the Company designated on Schedule I attached hereto and made a part hereof, which designation shall include specimen signatures of such representatives, as such Schedule I may be amended from time to time.

(n)           EACH OF THE COMPANY, THE ESCROW AGENT, THE INTERMEDIARY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

(o)           Each of the Escrow Agent, the Intermediary and the Trustee (each, an “Applicable Party”) agrees to accept and act upon instructions or directions pursuant to this Agreement sent by the Company by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that such Applicable Party shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons (it being understood and agreed by the Applicable Parties that the incumbency certificate in the form attached as Schedule I hereto, as the same may be amended from time to time, satisfies the foregoing requirement), which incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing.  If the Company elects to give any Applicable Party e-mail or facsimile instructions (or instructions by a similar electronic method), such Applicable Party’s understanding of such instructions shall be deemed controlling.  No Applicable Party shall be liable for any losses, costs or expenses arising directly or indirectly from such Applicable Party’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to any Applicable Party, including without limitation the risk of such Applicable Party acting on unauthorized instructions, and the risk of interception and misuse by third parties.

(p)           The Intermediary is entitled to the same rights, benefits and indemnities as those provided to the Escrow Agent, and shall be subject to the same obligations and agreements as the Escrow Agent, under Section 7 and Section 8 hereof (other than the first sentence of Section 8(d)); provided that any provision in such Sections to the effect that the Escrow Agent may have or shall be reimbursed for one separate firm of legal counsel (plus, with the prior written consent of the Company (not to be unreasonably withheld) and upon the reasonable request by the Escrow Agent to the Company, a second firm of separate legal counsel) shall be deemed to mean that the Escrow Agent and the Intermediary may together have or may together be reimbursed for, as the case may be, one separate firm of legal counsel (plus, with the prior written consent of the Company (not to be unreasonably withheld) and upon the reasonable request by the Escrow Agent to the Company, a second firm of separate legal counsel).

(q)           Anything in this Agreement to the contrary notwithstanding, the Trustee, the Intermediary and the Escrow Agent shall at all times be the same entity and none of them shall resign or be removed unless all of them concurrently resign or are removed and, in such event, they must all be replaced by the same entity.

(r)           In connection with its execution hereof and in the performance of its obligations hereunder, the Trustee shall be entitled to all of the rights, benefits, protections, indemnities and immunities afforded to it pursuant to the Indenture.

(s)           To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a trust or other legal entity Escrow Agent will ask for documentation to verify its formation and existence as a legal entity. Escrow Agent may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation. The Parties each agree to provide all such information and documentation as to themselves as requested by Escrow Agent to ensure compliance with federal law.

 [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

GENCORP INC.

By:	/s/ Kathleen E. Redd
	Name:	Kathleen E. Redd
	Title:	Vice President, Chief Financial Officer and Assistant Secretary

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Andrew Fung
	Name:	Andrew Fung
	Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, as Escrow Agent

By:	/s/ Andrew Fung
	Name:	Andrew Fung
	Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, as Intermediary

By:	/s/ Andrew Fung
	Name:	Andrew Fung
	Title:	Vice President

EXHIBIT A

Notice of Extension of Escrow End Date

Dated: [            ]

NOTICE IS HEREBY GIVEN THAT pursuant to Section 3(b) of the Escrow Agreement, dated as of January 28, 2013 (the “Escrow Agreement”), by and among GenCorp Inc., an Ohio corporation (the “Company”), U.S. Bank National Association, as trustee, U.S. Bank National Association, as escrow agent (the “Escrow Agent”), and U.S. Bank National Association, as bank and securities intermediary, as of the date hereof the Company hereby elects to extend the Initial Outside Date such that the effective “Escrow End Date” for purposes of the Escrow Agreement shall be as set forth below.  Capitalized terms used but not defined herein have the respective meanings specified in the Escrow Agreement (including those terms defined by reference to the Indenture referred to therein).

The Company hereby certifies to the Escrow Agent that (i) it is extending the Escrow End Date in accordance with Section 3 of the Escrow Agreement, (ii) it has made or is contemporaneously making an Extension Deposit in cash and/or Eligible Escrow Investments in the amount set forth below and (iii) based on the amount of Escrowed Property on deposit with the Escrow Agent as of the date hereof, the amount deposited with the Escrow Agent as set forth below satisfies the requirements set forth in Section 3(b) of the Escrow Agreement.

Escrow End Date prior to this Notice:

Escrow End Date after this Notice:

Extension Deposit:

Cash: $

Eligible Escrow Investments: [list]

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Exhibit A-1

IN WITNESS WHEREOF, the Company, through the undersigned officer, has signed this officer’s certificate as of the date first written above.

GENCORP INC.

By:
Name:
Title:

Exhibit A-2

EXHIBIT B

Officer’s Certificate
GENCORP Inc.

Dated: [            ]

This certificate is being delivered pursuant to Section 5 of the Escrow Agreement, dated as of January 28, 2013 (the “Escrow Agreement”), by and among GenCorp Inc., an Ohio corporation (the “Company”), U.S. Bank National Association, as trustee (the “Trustee”), U.S. Bank National Association, as escrow agent (the “Escrow Agent”), and U.S. Bank National Association, as bank and securities intermediary.  Capitalized terms used but not defined herein have the respective meanings specified in the Escrow Agreement (including those terms defined by reference to the Indenture referred to therein).

The Company hereby certifies to the Escrow Agent that the following conditions have been or, substantially concurrently with the release of the Escrowed Property, shall be satisfied:

(1)           (A) all conditions precedent to the consummation of the Acquisition have been or, substantially concurrently with the release of the Escrowed Property, shall be satisfied or waived in accordance with the terms of the Acquisition Agreement (other than those conditions that by their terms are to be satisfied substantially concurrently with the consummation of the Acquisition) and (B) the Acquisition shall be consummated on substantially the terms described in the Company’s offering memorandum dated January 18, 2013 relating to the Notes substantially concurrently with the release of funds on deposit with the Escrow Agent;

(2)           no Default or Event of Default has occurred and is continuing under the Indenture;

(3)           all conditions precedent to the borrowing of the New Term Loan under the Credit Agreement (other than the release of the Escrowed Property) have been satisfied or waived and prior to or substantially concurrently with the release of the funds from the Escrow Account and the New Term Loan to be drawn in connection with the Acquisition will be available to the Company on the Escrow Release Date; and

(4)           Rocketdyne and its subsidiaries that are required to guarantee the Credit Agreement shall have, by supplemental indenture or joinder, as applicable, effective upon the release of funds from the Escrow Accounts, become, or substantially concurrently with the release of funds from the Escrow Accounts shall become, parties to the Indenture and other transaction documents as Subsidiary Guarantors.

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Exhibit B-1

IN WITNESS WHEREOF, the Company, through the undersigned officers, has signed this officer’s certificate as of the date first written above.

GENCORP INC.

By:
Name:
Title:

Exhibit B-2

EXHIBIT C

Release Notice

Dated: [            ]

This certificate is being delivered pursuant to Section 5 of the Escrow Agreement, dated as of January 28, 2013 (the “Escrow Agreement”), by and among GenCorp Inc., an Ohio corporation (the “Company”), U.S. Bank National Association, as trustee (the “Trustee”), U.S. Bank National Association, as escrow agent (the “Escrow Agent”) and U.S. Bank National Association, as bank and securities intermediary.  Capitalized terms used but not defined herein have the respective meanings specified in the Escrow Agreement (including those terms defined by reference to the Indenture referred to therein).

Pursuant to the Escrow Agreement, the Company hereby authorizes the release by the Escrow Agent of the Escrowed Property as follows:

[Choose one of the following as applicable:]

[Purpose A – Choose if a release pursuant to Section 5(a)]

$____________ (representing the cash in the Escrow Accounts) to or as directed by the Company pursuant to the wire instructions on Schedule I attached hereto.

[Purpose B – Choose if a Special Mandatory Redemption is triggered and Escrowed Property is to be distributed pursuant to Section 5(b)(B)]

100% of the Escrowed Property to the Trustee pursuant to the wire and delivery instructions provided on Schedule II of the Escrow Agreement.

The Escrow Agent is hereby notified that the Company will not pursue the consummation of the Merger and this Release Notice shall constitute, upon delivery, a Special Mandatory Redemption Event pursuant to Section 5(b)(B) of the Escrow Agreement.

Exhibit C-1

IN WITNESS WHEREOF, the undersigned have caused this Release Notice to be duly executed and delivered as of the date first written above.

GENCORP INC.

By:
Name:
Title:

Exhibit C-2

Schedule I to Exhibit C

Company Transfer Instructions

Wire Transfer Instructions for Cash:

BNY Mellon Bank
XXXXXXXXXX

Exhibit C-3

SCHEDULE I

Authorized Persons of the Company

Name	Title	Specimen Signature

Kathleen E. Redd	Vice President, Chief Financial Officer and Assistant Secretary	/s/ Kathleen E. Redd

Christopher C. Cambria	Vice President, General Counsel and Secretary	/s/ Christopher C. Cambria

SCHEDULE II

Trustee Wire and Delivery Instructions

U.S. Bank National Association
XXXXXXXXXXXXXXX